LETTER AGREEMENT

ALPS Distributors, Inc.

1290 Broadway, Suite 1100

Denver, CO 80203

Re:	Distribution Agreement

This Letter Agreement relates to the Distribution Agreement between Russell Exchange Traded Funds Trust (“RET”) and ALPS Distributors, Inc. (“ALPS”) dated November 1, 2011, as amended (the “Distribution Agreement”). RET advises you that it is liquidating each of the funds listed in Appendix A (the “Passively-Managed Funds”) and that RET desires to remove the Passively-Managed Funds from the Distribution Agreement as of the date of the liquidation of the funds.

Please indicate your acceptance to remove the Passively-Managed Funds from the Distribution Agreement by executing this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL EXCHANGE TRADED FUNDS TRUST

By:	/s/ Mark E. Swanson
Mark E. Swanson
Treasurer

Accepted this 31 day of October 2012.

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter

Its:	Thomas A. Carter, President

APPENDIX A

Russell 1000 Low Beta ETF

Russell 1000 High Beta ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Volatility ETF

Russell 1000 High Momentum ETF

Russell 2000 Low Beta ETF

Russell 2000 High Beta ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell Aggressive Growth ETF

Russell Consistent Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Contrarian ETF

Russell Equity Income ETF

Russell Low P/E ETF

Russell Small & Mid Cap Defensive Value ETF

Russell Small Cap Defensive Value ETF

Russell One World Large Cap ETF

Russell One World Large Cap Growth ETF

Russell One World Large Cap Value ETF

Russell One World Small Cap ETF

Russell One World Small Cap Growth ETF

Russell One World Small Cap Value ETF

Russell One World All Cap ETF

Russell One World All Cap Growth ETF

Russell One World All Cap Value ETF

Russell One World ex-U.S. Large Cap ETF

Russell One World ex-U.S. Large Cap Growth ETF

Russell One World ex-U.S. Large Cap Value ETF

Russell One World ex-U.S. Small Cap ETF

Russell One World ex-U.S. Small Cap Growth ETF

Russell One World ex-U.S. Small Cap Value ETF

Russell One World ex-U.S. ETF

Russell One World ex-U.S. Growth ETF

Russell One World ex-U.S. Value ETF

Russell Developed ex-U.S. Large Cap ETF

Russell Emerging Markets Large Cap ETF

Russell Small Cap Consistent Growth ETF

Russell Small Cap Low P/E ETF

Russell Small Cap Contrarian ETF

Russell Small Cap Aggressive Growth ETF

Russell Developed ex-U.S. High Momentum ETF

Russell Developed ex-U.S. High Beta ETF

Russell Developed ex-U.S. Low Beta ETF

Russell Developed ex-U.S. High Volatility ETF

Russell Developed ex-U.S. Low Volatility ETF

Russell High Dividend Yield ETF

Russell Small Cap High Dividend Yield ETF

Russell International High Dividend Yield ETF